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                                                                     EXHIBIT 5.1



Splash Technology Holdings, Inc.
555 Del Rey Avenue
Sunnyvale, CA 94086

RE: REGISTRATION STATEMENT ON FORM S-1


Ladies and Gentlemen:


   We have examined the Registration Statement on Form S-1 to be filed by Splash Technology Holdings, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on July 28, 1997, in connection with the registration under the Securities Act of 1933, as amended, of 3,737,500 shares of the Company's Common Stock, par value $0.001 per share (the "Shares"), 1,493,750 of which are authorized but heretofore unissued (including an over-allotment option to purchase 243,750 shares) (collectively, the "Company Shares") and 2,493,750 shares of which may be sold by selling stockholders (including an over-allotment option to purchase 243,750 shares) (the "Selling Stockholder Shares"). The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement filed as an exhibit thereto. As legal counsel to the Company, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

   Based upon the foregoing, we are of the opinion that (i) the Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and non-assessable and (ii) the Company Shares, when issued in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

   We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                    Very truly yours,

                    WILSON SONSINI GOODRICH & ROSATI
                    Professional Corporation


                    /s/ WILSON SONSINI GOODRICH & ROSATI